UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 21, 2008

Silver Butte Company
(Exact name of registrant as specified in its charter)

Nevada	001-05970	82-0263301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Cedar Street, Sandpoint, ID	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-5154
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Resignation of independent auditors of Silver Butte Co.

On January 21, 2008, LeMaster & Daniels PLLC informed Silver Butte Co. of its intentions to resign as the independent auditor of Silver Butte Co., Inc. effective immediately.

The resignation is based on a Firm decision to cease performing attest services for publicly traded companies with the exception of certain 11-K filers.

We realize that it is an inconvenience for our SEC clients to change accounting firms and want to emphasize that our terminating this relationship is a Firm strategic decision to exit this industry niche and in no way has anything to do with our working relationship with Silver Butte Co., Inc.

January 28, 2008, the client-auditor relationship between Silver Butte Co., Inc. (Commission File Number 001-05970) and LeMaster & Daniels PLLC has ceased.

Item 2.02 - Retention of independent auditors for Silver Butte Co., Inc.

On January 31, 2008, Silver Butte Co., Inc. Retained Williams & Webster, P.S., Certified Public Accountants & Business Consultants of 601 W. Riverside, Suite 1940, Spokane, WA 99201 as the independent auditors to represent Silver Butte Co., Inc. and will audit the balance sheet of the Company as of August 31, 2008, and the related statements of operations, stockholders equity and comprehensive income, and cash flows for the year then ended. The objective of an audit of the financial statements is to express an opinion on the financial statements in accordance with the generally accepted accounting principles accepted in the United States (GAAP). Our audit of the financial statements will be conducted in accordance with the standards established by the Public Company Accounting Oversight Board (PCAOB) and will include tests of the company's accounting records and other procedures we consider necessary to enable us to express our opinion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

SILVER BUTTE COMPANY

Date: February 11, 2008

By: /s/ Terry McConnaughey
Terry McConnaughey, President